Exhibit 99.1

Alamo Energy Corp. Announces formation of advisory board and appointment of Richard Edmonson

LONDON, October. 7, 2010 (GLOBE NEWSWIRE) -- Alamo Energy Corp. (OTCBB:ALME - News) is pleased to announce that has it has appointed Richard Edmonson to its newly created Board of Advisors.

The Board of Advisors has been created to assist and advise Alamo’s executive management on strategic, legal, financial and technical matters.

Mr. Edmonson serves as special counsel at Hall Estill, one of Oklahoma’s largest law firms. He has 30 years of experience working as in-house counsel and in various management positions. Prior to joining Hall Estill, Mr. Edmonson served as Senior Vice President, General Counsel and Corporate Secretary for Syntroleum Corporation. Prior to this, Richard was with EEX Corporation, serving as Senior Vice President, General Counsel and Corporate Secretary, as well as PennzEnergy Company, where he served as Senior Vice President, Negotiations and Land and Pennzoil Exploration & Production Company, serving as Senior Vice President - Legal.

During his extensive career, Mr. Edmonson has negotiated transactions covering operating areas in the United States (both onshore and offshore), Canada, South America, North Africa, the Middle East, the former Soviet Union, Australia and Asia. He has drafted and negotiated agreements for projects covering the formation of project entities and related governance issues; land, lease and easement acquisition; design, engineering, procurement and construction; project financing; operating agreements; product sales and transportation agreements; and governmental support issues.

Mr. Edmonson received his Bachelor of Arts degree from Oklahoma State University in 1973 and his juris doctor degree from the University of Texas School of Law in 1977. Mr. Edmonson is a member of a number of legal and industry organizations.

Allan Millmaker, Chief Executive Officer of Alamo Energy Corp., commented: "We are delighted to add Richard to our team. His experience and knowledge of the industry will certainly help Alamo develop in a strategic and astute manner."

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky and West Virginia. For more information visit www.alamoenergycorp.com

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Alamo Energy Corp.

Investor Relations

Adam Holdsworth

+1 212-825-3210

ir@alamoenergycorp.com